EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com

Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com
Leap Announces Restatement of Prior Period Results
~ Company Also Releases Preliminary Financial Results for the Third Quarter and
Business Outlook for Fourth Quarter of 2007 ~
SAN DIEGO — November 9, 2007 — Leap Wireless International, Inc. [NASDAQ: LEAP] today announced that it will restate its financial statements for fiscal years 2004, 2005 and 2006 and for the first and second quarters of 2007 to correct for errors in previously reported service revenues, equipment revenues, and operating expenses. Over these periods, the restatements are expected to result in a net cumulative reduction of approximately $20 million in service revenues and approximately $20 million in operating income. The estimated effect of these errors on the Company’s prior period results for service revenues and operating income is set forth below. Changes in net income (loss) will be determined following the Company’s completion of its tax expense calculations for these periods. As a result of the pending restatements, the Company’s previously issued financial statements for periods from fiscal year 2004 through the second quarter of 2007 should not be relied upon. In reaching this conclusion, the Company’s management and Audit Committee have discussed the matters described in this press release with the Company’s independent registered public accounting firm.
The restatements are the result of an internal review of the Company’s service revenue activity and forecasting process that was initiated by management in September 2007 and are not attributable to any misconduct by Company employees. The expected adjustments to historical financial results do not change unrestricted cash, cash equivalents and short term investments as of June 30, 2007. In addition, they do not materially change the overall trend in service revenues, nor do they materially change overall trends in ARPU, CPGA, CCU or capital expenditures. Finally, the expected adjustments do not impact previously reported results for net customer additions or churn.
Description of Accounting Errors
The most significant adjustment relates to the Company’s prior accounting for a group of customers who voluntarily disconnected service. These customers comprised a small percentage of

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the Company’s disconnected customers. For these customers, approximately one month of deferred revenue that was recorded when the customers’ monthly bills were generated was mistakenly recognized as revenue after their service was disconnected. The Company also identified other errors relating to the timing and recognition of certain service revenues and operating expenses. The effect of the timing errors varied across periods. The error with the largest variation across periods related to the reconciliation of billing system data for pay in arrears customers. This error resulted in an understatement of revenue in 2004 and 2005 and an overstatement of revenue in subsequent periods as the number of pay in arrears customers in the Company’s customer base declined.
In connection with management’s review, errors were also identified relating to the classification of certain components of equipment revenues and cost of equipment. Prior to June 2007, approximately $120 million of revenue from the sale of equipment was offset against related cost of equipment and reported on a net basis. The reclassification of these revenues and costs on a gross basis will not impact operating income.
Estimated Adjustments to Prior Period Results
The Company’s preliminary estimates of the required adjustments to service revenues and operating income are set forth below. The effect of these errors on the results of the individual quarters contained in these periods varies:

	Six Months		Years Ended
	Ended	Year Ended	December 31,
Unaudited and in thousands	June 30, 2007	December 31, 2006	2005 and 2004
Service Revenues:
Previously Reported	$677,021	$972,781	$1,447,778
Adjustment (estimated)	$(14,000)	$(25,000)	$19,000

As Restated (estimated)	$663,021	$947,781	$1,466,778

Operating Income:
Previously Reported	$41,260	$43,824	$39,657
Adjustment (estimated)	$(12,000)	$(20,000)	$12,000

As Restated (estimated)	$29,260	$23,824	$51,657
Fiscal year 2004 results refer to the combined results for the seven months ended July 31, 2004 (the period prior to the Company’s emergence from Chapter 11 bankruptcy) and the five months ended December 31, 2004 (the period after the Company’s emergence).
Preliminary Results for Third Quarter
Based on preliminary data, Leap expects to report financial and operating results for the third

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quarter of 2007 within the ranges provided below (unaudited and in thousands, except customer data and percentage):

Three Months Ended
September 30, 2007
Service Revenues	$348,000 to $352,000
Operating Income	$8,000 to $12,000
Adjusted Operating Income Before Depreciation and Amortization (OIBDA)	$94,000 to $98,000
Net Customer Additions	36,484
Churn	5.2%
The estimates for service revenues, operating income and adjusted OIBDA set forth above reflect the revisions in the Company’s accounting described in this release, costs associated with the Company’s major new initiatives, as well as approximately $4 million in aggregate costs incurred in connection with the unsolicited offer received from MetroPCS Communications, Inc. in September 2007 and other strategic M&A activities.
The date and time of the Company’s third quarter earnings release and conference call will be provided in a separate press release.
The pending restatements and preliminary third quarter results described above are subject to adjustment upon finalization of third quarter financial and operational results and completion of the audit and review of the Company’s restated financial statements by its independent registered public accounting firm.
Business Outlook for Fourth Quarter of 2007
•	Net customer additions are expected to be between 70,000 and 130,000, reflecting normal seasonal rhythms and the maturation of the markets launched in 2006.
•	Customer churn is expected to be in the range of 4.4 percent to 4.7 percent, reflecting typical seasonal rhythms and the effects of customer handset upgrades and improving trends related to the percentage of less-tenured customers within our overall customer base.
•	Adjusted OIBDA is expected to be between $105 million and $115 million, bringing anticipated full year adjusted OIBDA to between $385 and $395 million. The Company’s expectation for fourth quarter and full year adjusted OIBDA includes approximately $12 to $17 million of negative adjusted OIBDA we expect to incur to support our major new initiatives, including the

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Company’s planned coverage expansion, higher-speed data services, Auction #66 build activity and other strategic activities.
Senior Secured Credit Agreement and Indenture
The restatements described above may result in a default under the senior secured credit agreement among Cricket Communications, Inc., Leap Wireless International, Inc., Bank of America, N.A. and certain lenders, under which approximately $890 million in borrowings is currently outstanding. This potential default arises from the Company’s potential breach of representations regarding the presentation of its prior financial statements and not as a result of any non-compliance with its financial covenants. Notwithstanding any potential default, the Company expects to continue to make scheduled payments of principal and interest under the credit agreement. The Company is pursuing a waiver of any potential default from the credit agreement lenders. Unless waived by the required lenders, a default would permit the administrative agent to exercise its remedies under the credit agreement, including declaring all outstanding debt under the credit agreement to be immediately due and payable. An acceleration of the outstanding debt under the credit agreement would also trigger a default under Cricket’s indenture governing its $1.1 billion of 9.375% senior notes due 2014. The Company anticipates that the required lenders under the credit agreement will agree to waive any potential default that may occur as a result of the restatements; however, such actions cannot be assured.
In conjunction with the waiver, the Company is also asking lenders to approve other amendments to the credit agreement, including an amendment that would provide that entry into an agreement leading to a change of control will no longer constitute an event of default, unless and until the change of control occurs.
About Leap
Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and JumpTM Mobile services. The Company and its joint ventures now operate in 23 states and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, data and mobile Web services. Jump Mobile is a unique prepaid wireless service designed for the mobile-dependent, urban youth market. Headquartered in San Diego, Calif., Leap is traded on the

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NASDAQ Global Select market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussion of management’s projection of preliminary results for the third quarter and outlook for the fourth quarter of 2007, and are generally identified with words such as “believe,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	finalization of the restatements described above and the Company’s third quarter financial results and the review of such matters by its independent registered public accounting firm;
•	the risk that the Company may not obtain a waiver from the required lenders under the senior secured credit agreement among Cricket Communications, Inc., Leap Wireless International, Inc., Bank of America, N.A. and certain lenders;
•	the ability of the Company to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 within the time period required by the credit agreement;
•	our ability to attract and retain customers in an extremely competitive marketplace;
•	changes in economic conditions that could adversely affect the market for wireless services;
•	the impact of competitors’ initiatives;
•	our ability to successfully implement product offerings and execute market expansion plans;
•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through cash from operations, our revolving credit facility or additional capital, delays in the availability of network equipment and handsets for the AWS spectrum we acquired in Auction #66, or delays by existing U.S. government and other private sector wireless operations in clearing the AWS spectrum, some of which users are permitted to continue using the spectrum for several years;
•	our ability to attract, motivate and retain an experienced workforce;
•	our ability to comply with the covenants in our senior secured credit facilities, indenture and any future credit agreement, indenture or similar instrument;
•	failure of our network or information technology systems to perform according to expectations; and
•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket. In addition, the following are trademarks of Cricket: Unlimited Access Plus, Unlimited Access, Unlimited Plus, Unlimited Classic, By Week, Jump, Travel Time, Cricket Clicks and the Cricket “K.” All other trademarks are the property of their respective owners.
Notes Regarding Non-GAAP Financial Measures
Information presented in this press release includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as adjusted OIBDA,

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which is a non-GAAP financial measure. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, which are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, which are excluded from the most directly comparable measure so calculated and presented.
Adjusted OIBDA is defined as operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale/disposal of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; impairment of long-lived assets and related charges; and share-based compensation expense. In a capital-intensive industry such as wireless telecommunications, management believes that adjusted OIBDA is a meaningful measure of the Company’s operating performance. We use adjusted OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted OIBDA facilitates internal comparisons of our historical operating performance, management also uses this metric for business planning purposes and to measure our performance relative to that of our competitors. In addition, we believe that adjusted OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as measures of our financial performance over time and to compare our financial performance with that of other companies in our industry.
Adjusted OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

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•	it does not reflect capital expenditures;
•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted OIBDA does not reflect cash requirements for such replacements;
•	it does not reflect costs associated with share-based awards exchanged for employee services;
•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;
•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and
•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Management understands these limitations and considers adjusted OIBDA as a financial performance measure that supplements but does not replace the information provided to management by our GAAP results.
The following table reconciles the estimated results for adjusted OIBDA described above to the estimated results for operating income, which we consider to be the most directly comparable GAAP financial measure. There can be no assurance that the final financial results or reconciliation will not differ materially from these preliminary estimates:

Three Months Ended
September 30, 2007
(unaudited, in thousands)
Operating income	$8,000 - $12,000
Plus depreciation and amortization, gain (loss) on sale of wireless licenses and disposal of operating assets and share-based compensation expense, net	$86,000

Adjusted OIBDA	$94,000 - $98,000

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